                                                                    EXHIBIT 21.1

                         DANIELSON HOLDING CORPORATION
                                  SUBSIDIARIES

                                             Jurisdictions in
                             Jurisdiction    Which Qualified,   Name Under Which
                                  of       Licensed or Admitted Subsidiary Does
    Name of Subsidiary       Incorporation    to Do Business        Business
    ------------------       -------------    --------------        --------

Mission American Insurance    California        CA, OH, TX
 Company

Danielson Indemnity Company   Missouri              CA

Danielson Reinsurance         Missouri              CA
 Corporation

KCP Holding Company           Delaware            DE, CA

National American Insurance   California     CA, AZ, FL, HI,         NAICC

Company of California                        ID, IN, KS, MO,
                                             MT, NE, NV, NM,
                                             OR, SD, TX, UT,
                                                  WA, WI

Danielson Insurance Company   California        CA, ID, KS

Danielson National            California        CA, ID, KS
 Insurance Company

Great River Insurance         California            N/A
 Company*

NAICC Insurance Services,     California            N/A
 Inc.

Viscount Insurance            California            N/A
 Services, Inc.*

Kramer Capital                New York          NY, CA, IL
 Consultants, Inc.

Danielson Trust Company       California            CA           Danielson Trust

Danielson Mortgage            Delaware            none**
 Corporation**

Danielson Advisers, Inc.**    Delaware            none**

Danielson Investments,        Delaware            none**
 Inc.**

Mission Sub D, Inc.**         Delaware            none**

Mission Sub E, Inc.**         Delaware            none**

Valor Insurance Company,      Montana               MT                Valor
 Incorporated

________________________

* Inactive corporation. In process of being dissolved. Was not approved by California Department of Insurance to conduct insurance business or to issue shares of capital stock.

**  Inactive corporation.